EXHIBIT 4.2


                         THE COLT PERFORMANCE SHARE PLAN









                    ----------------------------------------

                   Established by a resolution of a Committee
                    of the Board of Directors of the Company
                    dated 4th April, 2000 and approved by an
                    ordinary resolution of the Company passed
                                on 25th May, 2000
                    ----------------------------------------









                      As amended up to 15th February, 2001





                             SLAUGHTER AND MAY (JZF)
                              35 Basinghall Street,
                                 London EC2V 5DB

                                   PN003670201
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                  THE RULES OF THE COLT PERFORMANCE SHARE PLAN

                                    CONTENTS

                                                                       Page

1. INTERPRETATION AND CONSTRUCTION                                       1

            1.1         Definitions                                      1

            1.2         Construction                                     2

            1.3         Governing law                                    2

2. ELIGIBILITY                                                           3

3. GRANT OF AWARDS                                                       3

            3.1         Operation of the Plan                            3

            3.2         Grant of Awards                                  3

            3.3         Value of Award                                   4

            3.4         Market value                                     4

            3.5         Shares comprised in an Award                     4

            3.6         Adjustment of Performance Targets                4

4. VESTING OF AWARDS                                                     5

            4.1         General                                          5

            4.2         Vesting of Awards                                5

            4.3         Notification to Participant                      6

5. RESTRICTIONS UPON VESTING                                             6

            5.1         General                                          6

            5.2         Lapsing of Awards                                6

            5.3         Meaning of "ceasing to be employed"              6

            5.4         Cessation of employment                          7
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6. CHANGE IN CONTROL AND LIQUIDATION                                     8

7. PROCEDURE ON VESTING                                                  8

            7.1         Issue or Transfer of Shares                      8

            7.2         Withholding obligations                          9

            7.3         Provision of Shares                              9

8. NON-TRANSFERABILITY OF AWARDS                                        10

9. LOSS OF OFFICE                                                       10

10. VARIATION OF CAPITAL                                                10

            10.1        General                                         10

            10.2        Adjustment of Awards                            11

            10.3        Restrictions on adjustment                      11

            10.4        Notification of adjustment                      11

11. GENERAL                                                             11

            11.1        Administration                                  11

            11.2        Costs and expenses                              11

            11.3        Power of amendment                              11

            11.4        Grant of Options                                12

            11.5        Termination                                     13

12. PLAN LIMITS                                                         13

            12.1        General                                         13

            12.2        Life of Plan                                    14

13. NOTICES                                                             14

            13.1        To Employees and Participants                   14

            13.2        To the Company                                  14
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            13.3        To the Trustee                                  14


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1.    INTERPRETATION AND CONSTRUCTION

1.1   Definitions

      (A)   In this Plan, the following definitions apply.

      (B)   The "Auditors" are the auditors for the time being of the Company.

      (C)   An "Award" is an Award granted under Rule 3 of the Plan.

      (D)   The "Board" means the board of directors of the Company.

      (E) The "Committee" means the Compensation Committee of the Board or such other committee or committees of the Board as the Board may from time to time determine or, if the Board so determines, the Board.

      (F) The "Company" is COLT Telecom Group plc registered in England under No. 3232904.

      (G)   "Conditions" has the meaning given in Rule 3.2(A).

      (H) "Control" has the meaning given to it by section 840 of the Income and Corporation Taxes Act 1988.

      (I) The "Date of Grant" of an Award is the date on which it is granted or such earlier date as may be specified in the notification referred to in Rule 3.2(D).

      (J) A "Dealing Day" is a day on which the London Stock Exchange is open for the transaction of business.

      (K) "Employee" is any employee or salaried director of a member of the Group.

      (L) A "Financial Year" means a financial year of the Company as that expression is defined in section 742 of the Companies Act 1985.

      (M) "Grantor" means the Company where an Award is, or is to be, granted by the Company and the Trustee where an Award is, or is to be, granted by the Trustee.

      (N) The "Group" means the Company and its Subsidiaries and "member of the Group" is to be construed accordingly.

      (O)   The "London Stock Exchange" means the London Stock Exchange Limited.

      (P) The "Market Price" in relation to any share means the middle market quotation for that share as shown in the Daily Official List of the London Stock Exchange.
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                                       2


      (Q) A "Participant" is the holder of an Award or, where the context admits or requires, his personal representatives.

      (R) The "Performance Period" in respect of an Award is a period set by the Committee at or prior to grant of an Award.

      (S) "Performance Target" means the measure of the financial or other performance of the Company applied in relation to any Award in accordance with Rule 3.2(A).

      (T) The "Plan" means this plan (and including the Schedules to the Rules) as from time to time amended.

      (U)   The "Rules" means the rules of this Plan.

      (V) "Shares" means fully-paid ordinary shares in the capital of the Company.

      (W) "Subsidiary" has the meaning given to it by section 736 of the Companies Act 1985.

      (X) The "Trust" means any trust for the benefit of, inter alia, employees of the Group from time to time designated by the Committee.

      (Y) The "Trustee" means the trustee or trustees for the time being of the Trust or, if there is more than one, the trustee or trustees of the Trust nominated by the Committee.

1.2   Construction

      (A) Where the context so admits, any reference in the Plan to the singular includes the plural and vice versa.

      (B) Any reference in the Plan to an enactment includes the enactment as for the time being amended or re-enacted.

      (C) The headings to the Rules are for reference purposes only and shall not affect the meaning or construction of the Rules.

1.3   Governing law

      This Plan and any Award granted under it is governed by, and is to be construed in accordance with, English law.
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                                       3


2.    ELIGIBILITY

2.1 The persons who are eligible to receive Awards are such Employees as are selected by the Committee to participate in the Plan.

2.2 An Award may not be made to an Employee within the two years prior to the date on which the Employee is obliged to retire under the Employee's contract of employment.

3.    GRANT OF AWARDS

3.1   Operation of the Plan

      (A) The Committee shall decide whether or not to operate the Plan on any occasion and whether Awards should be made by the Company or by the Trustee.

      (B) All Awards must, save in circumstances determined by the Committee to be exceptional, be granted as soon as is reasonably practicable after the announcement of the Group's results for any period to the London Stock Exchange.

      (C) The Committee shall ensure that the Plan is not operated at any time, or in any circumstances, when to do so would contravene the provisions of the Criminal Justice Act 1993, the Company's share dealing code, the Listing Rules of the London Stock Exchange or any other applicable laws or regulations.

3.2   Grant of Awards

      (A) Prior to the grant of Awards the Committee shall determine the conditions which shall apply before an Award may vest. Those conditions shall include

            (i) a measure or measures of the financial or other performance of the Group (the "Performance Target"); and

            (ii) such additional conditions (if any) as the Committee may determine,

            together the "Conditions").

      (B) If Awards are to be granted by the Company, the Company will grant an Award to each relevant Employee on such Conditions. The Committee will determine the cash amount of that Award.

      (C) If Awards are to be granted by the Trustee, the Committee must notify the Trustee of:

            (i) the Employees whom it recommends be granted Awards and the cash amount of the Award which it recommends; and
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                                       4


            (ii) the Conditions which the Committee recommends should be attached to Awards and the applicable Performance Period,

            and, if the Trustee agrees to the Plan being operated in relation to that period and those individuals, the Trustee will grant an Award to each such Employee on such terms.

      (D) Each Employee who receives an Award will be given written notice of the Award and of any Conditions applying to that Award.

3.3   Value of Award

      The maximum number of Shares which a Participant may, subject to Rule 4, acquire on vesting of an Award shall be calculated by dividing the cash amount of the Award granted under Rule 3.2 by the market value of a Share, as determined in accordance with Rule 3.4.

3.4   Market value

      The "market value" of a Share for the purpose of Rule 3.3 is the arithmetic average of the Market Prices, for the three Dealing Days immediately before the Date of Grant or over such other period or periods as the Committee may determine either generally or in any particular case.

3.5   Shares comprised in an Award

      Participants will have no entitlement to or in respect of any Share comprised in an Award until that Award vests. In particular, but without limitation, Participants will have no entitlement to receive dividends in respect of such Shares or to exercise any other rights in respect of them until the relevant Award vests.

3.6   Adjustment of Performance Targets

      (A) In the circumstances mentioned in Rule 3.6(D), the Grantor may change the Performance Target and/or the additional Conditions imposed under Rule 3.2(A).

      (B) The power to change includes both the power to adjust and also the power to impose a replacement Performance Target and/or replacement additional Conditions.

      (C)   The Grantor's power is, however, restricted as follows -

            (i) the change must not have the effect of making the Performance Target or the additional Conditions more onerous than it was or they were immediately before the circumstance in question, and
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                                       5


            (ii) the change must not be made unless the Auditors (acting as experts and not as arbitrators) have confirmed in writing to the Committee (and to the Trustee where the Award was made by the Trustee) that, in their opinion, it is fair and reasonable, and

            (iii) where the Award was made by the  Trustee,  the  Committee  has approved the change.

      (D)   The circumstances are -

            (i)   any variation of the Company's capital,

            (ii) such circumstances as were specified when the Award was granted, and

            (iii) any  event or  events  as a  result  of  which  the  Committee considers it fair and reasonable to change the Performance Target and/or the additional Conditions.

4.    VESTING OF AWARDS

4.1   General

            The number of Shares in respect of which an Award vests and to which the Participant will consequently become entitled is to be determined by the Committee (with the consent of the Trustee, if the Trustee is the Grantor) in accordance with the following provisions of this Rule 4.

4.2   Vesting of Awards

      (A)   Subject to Rule 4.2(B), Awards will vest on the later of:

            (i) the date or dates specified by the Committee at or before the Date of Grant; and

            (ii)  the  date  on  which  the   Committee   determines   that  the
                  Performance Target and any other Conditions imposed under Rule 3.2(A) have been satisfied,

            unless they have previously lapsed in accordance with the Rules of the Plan.

      (B) If the Performance Target and/or such Conditions are not and cannot be satisfied the Award will lapse. However, the Grantor may permit Awards to vest on or after the date(s) specified in Rule 4.2(A) even if the Performance Target and/or other Conditions cannot be or have not been satisfied if -
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                                       6


            (i) the Grantor considers that it is unlikely that the Performance Target and/or other applicable Conditions will be satisfied in the reasonably foreseeable future because of some unforeseen event or events, and

            (ii) the Grantor does not consider that it is appropriate to change the Performance Target or other Conditions in accordance with Rule 3.6 (Adjustment of Performance Targets), and

            (iii) the Grantor  considers that it is fair and reasonable to allow the Award to vest,

            in each case following consultation with the Committee, if the Option was granted by the Trustees.

      (C) If the Participant's Award does not vest, or does not vest in full, then the Award or, as the case may be, the unvested portion of it shall lapse.

4.3   Notification to Participant

            The Committee shall notify Participants as soon as reasonably practicable of the percentage (if any) of an Award which has vested.

5.    RESTRICTIONS UPON VESTING

5.1   General

      This Rule 5 overrides the other Rules.

5.2   Lapsing of Awards

      If an Award lapses under any Rule, it will lapse for all purposes and will not vest.

5.3   Meaning of "ceasing to be employed"

      (A) Unless the Committee decides otherwise, a Participant shall for the purposes of these Rules be treated as having ceased to be employed within the Group on whichever is the earliest of the following -

            (i) the date on which the Participant gives notice ending the Participant's employment with the Group,

            (ii) the date on which the Participant is given notice ending the Participant's employment with the Group, and

            (iii) the date on which the Participant's  employment with the Group otherwise ends without notice.
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                                       7


      (B) A Participant's employment with the Group will, if the Grantor so determines on or before the grant of an Award, be deemed for the purpose of this Rule 5.3 not to end if on cessation of employment with a member of the Group the Participant becomes or is to become an employee or director of (i) a Holding Company of the Company; or
            (ii) a company holding not less than 25 per cent. of the issued ordinary share capital of the Company; or (iii) a Holding Company or Subsidiary of any Company referred to in (ii) or any other company that is a Subsidiary of the Holding Company of any such Holding Company. If the Grantor so determines, that fact shall be set out, or referred to, in the Option Certificate.

5.4   Cessation of employment

      (A) If a Participant ceases to be employed within the Group by reason of the Participant's death, the Participant's Award(s) will vest in full.

      (B) If a Participant ceases to be employed within the Group in any other circumstance, where the Committee so agrees, the Participant's Award will vest if and to the extent that the Committee so determines and subject to such conditions as the Committee may determine.

      (C) Where a Participant ceases to be employed for any reason other than those detailed in Rules 5.4(A) or (B), any Award held by the Participant which has not then vested will lapse immediately.

      (D) Notwithstanding any provision of the Plan to the contrary, if the Committee determines, after full consideration of the facts presented on behalf of the Company and a Participant, that the Participant has:

            (i) been engaged in fraud, embezzlement or theft or has committed a criminal offence or other dishonesty in the course of the Participant's employment by or involvement with a member of the Group, which has damaged any member of the Group; or

            (ii) made unauthorised disclosure of trade secrets or other proprietary information of any member of the Group or of a third party who has entrusted such information to any member of the Group; or

            (iii) materially  breached  any  non-competition   covenant  of  the
                  Participant in favour of any member of the Group; or

            (iv) violated the Code of Ethics adopted by the Company from time to time,

            any Award held by the Participant shall lapse, whether or not that Award has already vested and the Participant shall have no further rights in relation to any such Award under the Plan.
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                                       8


6.    CHANGE IN CONTROL AND LIQUIDATION

6.1 If a person becomes entitled to give notice to Shareholders under section 429 of the Companies Act 1985 as a result of obtaining Control or making a general offer to acquire all the Shares of the Company other than those which are already owned by him and/or any person acting in concert with him, all Awards will lapse on the date on which that person ceases to be so entitled.

6.2 If under section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement between the Company and its members proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies all Awards will lapse upon the compromise or arrangement becoming effective.

6.3 All Awards will lapse when an effective resolution is passed or an order is made for the winding-up of the Company.

6.4   (A)   This Rule 6.4 applies if -

            (a) the events referred to in this Rule 6 form part of an arrangement as a result of which the Company will be under the Control of another company; and

            (b) Participants are to be offered substitute Awards which are in the reasonable opinion of the Committee of equivalent value to, and which will vest in equivalent circumstances to, the subsisting Awards.

      (B) If a Participant holds an Award which has not then vested under the Rules the Committee may prior to, or within 14 days after, that change of Control and with effect from the date on which that change of Control occurs, and if the Participant so agrees, amend each Award so that it becomes a right to acquire shares in the acquiring company, in accordance with Rule 6.4(A)(b) and, if the Committee does so, such Awards will not lapse under Rules 6.1 or 6.2.

7.    PROCEDURE ON VESTING

7.1   Issue or Transfer of Shares

      (A) Within 30 days of the date on which an Award vests the Company will issue (or procure the transfer) or (where the Award was granted by the Trustee), the Trustee will transfer to the Participant (or at the Participant's direction) the number of Shares which have vested.

      (B)   This obligation is, however, subject to Rules 7.2 and 7.3.

      (C) It is also subject to obtaining such consents or approvals as may be required by any competent authority under regulations or enactments for the time being in force. It is the responsibility of the Participant to obtain such consents and approvals.

      (D) Any stamp duty payable on the transfer of Shares under an Award shall be paid by the Company.

7.2   Withholding obligations

      (A) This Rule 7.2 applies if a Participant is liable to tax, duties or other amounts on the vesting or exercise of an Award and the Participant's employer or former employer is liable to make a payment to the appropriate authorities on account of that liability.

      (B) Where an Award has vested either the Company or the Trustee will sell on behalf of the Participant sufficient of the Shares which would otherwise be issued or transferred to the Participant on that vesting or exercise so that the net proceeds of sale equal the payment which the employer or former employer is required to pay to the appropriate authorities on behalf of the Participant. Where such shares are sold by the Trustee, the Trustee will account to the employer or former employer for the net proceeds of sale. The Company will procure that an amount equal to those net proceeds is remitted to the appropriate authorities on behalf of the Participant.

      (C) Rule 7.2(B) shall not apply, however, if the Participant makes alternative arrangements to the satisfaction of the Participant's employer or former employer.

      (D) The Company or Trustee need not sell the Shares referred to in Rule 7.2(B) in whole or in part and may either not issue such Shares or may retain them as assets of the Trust provided that an amount equal to the payment required to be made to the appropriate authorities is made by the Company or is accounted for by the Trustee to the employer or former employer, derived from the other assets of the Company or the Trustee, as the case may be.

7.3   Provision of Shares

      (A) If and to the extent that an Award granted by the Trustee vests in accordance with the Rules and

            (i) the Trustee is unable to transfer Shares to the Participant, whether due to it holding insufficient Shares or other assets to enable it to meet such Award or otherwise; or

            (ii)  any  such   transfer   would  be  unlawful  in  any   relevant
                  jurisdiction; or
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                                       10


            (iii) in making such a transfer  the  Trustee  would be in breach of its duties under the Trust,

            the obligations of the Trustee under the Plan and the Award shall lapse.

      (B) If the obligations of the Trustee so lapse, the Company shall procure that any Shares not so transferred by the Trustee to which the Participant is entitled under the Rules (ignoring Rule 7.3(A)) (or an amount equal to the proceeds of the sale of such number of Shares) are issued by the Company or transferred to the relevant Participant, either by the Trustee or by some other person, as soon as reasonably practicable.

8.    NON-TRANSFERABILITY OF AWARDS

      (A) An Award is personal to the Participant and the Participant's personal representatives.

      (B) If a Participant transfers, assigns, charges, encumbers or otherwise alienates an Award or creates in favour of any third party any interest therein or, in any case, attempts so to do, or a bankruptcy order is made in respect of the Participant (or any similar event occurs under the laws of any other country), the Award shall lapse.

9.    LOSS OF OFFICE

      (A) The participation in the Plan by a Participant is a matter entirely separate from, and shall not affect, the Participant's pension rights and terms of employment.

      (B) In particular (but without limitation), if a Participant for any reason whatsoever ceases to be employed by a member of the Group (whether or not such cessation involves breach, or alleged breach, of contract by the Company) or to be entitled to exercise an Award, the Participant is not entitled to any rights or benefits under the Plan save as specifically provided elsewhere in these Rules and is not entitled to any compensation by reference to the rights granted to, or the benefits capable of being received by, the Participant under this Plan or for any loss or diminution in value in such rights or benefits.

10.   VARIATION OF CAPITAL

10.1  General

      This Rule 10 applies if there is a variation in the share capital of the Company or in the event of a demerger or a special dividend by the Company or upon the happening of any other event as a result of which the Grantor (with the consent of the Committee where the Grantor is the Trustee) considers that it is appropriate to do so.
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                                       11


10.2  Adjustment of Awards

      (A) Subject to the rest of this Rule 10, the Grantor shall adjust each Award in such manner as it decides to be appropriate, with the consent of the Committee where the Grantor is the Trustee.

      (B) For the avoidance of doubt, the Grantor may make such adjustments to an Award which has vested but in respect of which Shares have not yet been issued or transferred.

      (C)   The  Grantor's   decision   shall  be  final  and  binding  on  each
            Participant.

10.3 Restrictions on adjustment

      Before making the adjustment, the Grantor must obtain the written confirmation of the Auditors (acting as experts and not as arbitrators) that the adjustment is, in their opinion, fair and reasonable.

10.4 Notification of adjustment

      The Grantor must notify each Participant of any adjustment to an Award as soon as practicable after the decision.

11.   GENERAL

11.1  Administration

      (A) Save as otherwise provided in the Rules, the Committee shall administer the Plan.

      (B) The Committee may from time to time make and amend such regulations for the implementation and administration of the Plan as it thinks fit.

      (C) The Committee's decision on the construction of the Rules and on any disputes arising under the Plan shall be final and binding on all persons.

11.2  Costs and expenses

      The costs of the preparation and operation of this Plan shall be borne by the Company and the Subsidiaries in such proportions as the Committee from time to time determines.

11.3  Power of amendment

      (A) The Committee may at any time and from time to time amend the Plan in any respect provided that:
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                                       12


            (i) subject to Rule 11.3(B), no amendment may be made to the advantage of Employees or Participants to any provision of the Rules relating to:

                  (a) the persons to whom or for whom Shares are provided under the Plan;

                  (b) limitations on the number or amount of Shares subject to the Plan;

                  (c)   the maximum entitlement for any one Participant; or

                  (d) the basis for determining a Participant's entitlement to, and the terms of, Shares and for the adjustment thereof,

                  without the prior approval of the Company in general meeting.

            (ii) no amendment shall be made which would affect adversely any of the subsisting rights of a Participant except either with the Participant's consent in writing or the consent of the majority of the Participants affected by the amendment or addition.

      (B) Notwithstanding the limitation contained in Rule 11.3(A), the Committee may without the prior approval of the Company in general meeting:

            (i) amend the Plan in order to take account of any amendments to any applicable legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any member of the Group; or

            (ii)  make   minor   amendments   to  the   Plan  to   benefit   its
                  administration.

      (C) The Committee must give written notice to all Participants of any amendment made in accordance with this Rule 11.3 which affects their rights in any material respect.

11.4  Grant of Options

      (A) The Committee may determine in any particular case or from time to time that the Plan should be operated on the basis that, in place of Awards, Participants are granted options by the Company or the Trustee entitling them to acquire the number of Shares that would otherwise have been comprised in the relevant Award.

      (B) Any such option shall be exercisable for such period as the Committee may determine following satisfaction of the applicable Performance Target and any conditions imposed in accordance with Rule 3.2(A).
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      (C)   The provisions of the Rules shall apply mutatis mutandis to any such options and the Committee may make such amendments to the Rules as may be necessary in order to implement the grant and exercise of any such options.

11.5  Termination

      The Committee may at any time suspend or terminate the operation of this Plan and in such event no further Awards will be made for the time being or, as the case may be, permanently but in all other respects the provisions of this Plan shall remain in force.

12.   PLAN LIMITS

12.1  General

      (A) The Committee must ensure that the nominal amount of Shares issued (whether directly to the Participant or to the Trustee) under the Plan on any date does not exceed 10 per cent. of the nominal amount of the Company's issued equity share capital on the day before the date of issue, less the total nominal amount of -

            (i) Shares issued on the exercise of options granted within the previous 10 years under any share option scheme,

            (ii) Shares remaining issuable in respect of options granted on the same date or within the previous 10 years under any share option scheme, and

            (iii) Shares issued on the same date or within the previous 10 years under any share incentive scheme in respect of moneys made available by the Group.

      (B)   For the purposes of this Rule 12 -

      (i) "equity share capital" has the meaning given to it by section 744 of the Companies Act 1985,

      (ii) the word "issue" means, in relation to Shares, the allotment and issue of Shares forming part of the authorised but unissued share capital of the Company and derivative expressions are to be construed accordingly,

      (iii) a "share incentive scheme" is the Plan and any other scheme (other than a share option scheme) for employees of the Group which has been approved by the Company in general meeting and provides for the subscription of Shares, and

      (iv) a "share option scheme" is the COLT Telecom Group Share Plan and any other share scheme (other than a share incentive scheme) for
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                                       14

            employees of the Group which has been approved by the Company in general meeting and provides for the grant of options to employees to acquire Shares.

12.2  Life of Plan

      No Awards may be granted more than 10 years after the first grant of Awards.

13.   NOTICES

13.1  To Employees and Participants

      (A) Any notice or document to be given any Employee or Participant may be given through normal internal communications or by personal delivery or by sending it by ordinary post to the individual's last known address or by e-mail or other electronic transmission.

      (B) Where a notice or document is sent by post it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

      (C) All notices and documents sent by post will be sent at the risk of the Employee or Participant concerned. Neither the Company nor any of its Subsidiaries nor the Trustee shall have any liability whatsoever to any Employee or Participant in respect of any notice or document sent, nor shall the Company or any of its Subsidiaries or the Trustee be concerned to see that any Employee or Participant actually receives it.

13.2  To the Company

      Any notice or document given by an Employee or a Participant to the Company or the Committee shall be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary (or at such other place or places as the Committee may from time to time determine and notify to Employees and Participants) and be effective upon receipt. Notices may be sent by e-mail or other electronic transmission to such address as the Company may from time to time specify.

13.3  To the Trustee

      Any notice or document given by an Employee or a Participant to the Trustee shall be delivered or sent to the Trustee, care of the Company at its registered office (or at such other place or places as the Trustee may from time to time determine and notify to Employees and Participants), and be effective upon receipt.